Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-236293 on Form S-8 of our report dated August 24, 2023, relating to the financial statements of Parker-Hannifin Corporation and the effectiveness of Parker-Hannifin Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Parker-Hannifin Corporation for the year ended June 30, 2023.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

October 25, 2023